Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-98188) and Forms S-8 (No. 333-57352 and No. 333-57354) of Pennichuck Corporation of our report dated March 3, 2005 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

March 31, 2005